EXHIBIT 10.48

Debenture Purchase Agreement

This Debenture Purchase Agreement is entered into on May 27, 2008,  to be effective as of October 31, 2007 (the “Effective Date”), and is by and among Sentient USA Resources Fund, L.P., a Delaware limited partnership (“Sentient LP”), AmerAlia, Inc., a Utah corporation (“AmerAlia”), Natural Soda, Inc., a Colorado corporation (“Soda”) and Natural Soda Holdings, Inc., a Colorado corporation (“Holdings”).

R E C I T A L S

WHEREAS, Soda requested funds from Sentient LP to permit Soda to increase its working capital and Sentient LP has previously advanced those funds;

WHEREAS, Holdings has issued Secured Series A 10% Debentures Due September 30, 2005 (“Series A Debentures” or a “Series A Debenture”) in a total principal amount of approximately $10,125,000, plus accrued interest thereon, owned by Sentient L.P. ($5,000,000 principal amount), Soda ($750,000 principal amount)(the “Soda Series A Debenture”), and AmerAlia ($4,375,000 principal amount);

WHEREAS, pursuant to the terms of the Series A Debentures, as of October 31, 2007Soda was owed Two Hundred Seventy One Thousand Two Hundred Fifteen and 75/100 Dollars ($271,215.75) of accrued interest from Holdings pursuant to the Series A Debenture owned by Soda plus amounts accruing thereon from and after October 31, 2007 (the “Soda Series A Interest”); and

WHEREAS, Sentient LP and Soda had agreed that Sentient LP would purchase of the Soda Series A Debenture and the Soda Series A Interest and they intend to memorialize that purchase on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises, the representations, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Reciprocal Representations and Warranties.  The parties each covenant, represent, and warrant to the other that:

a.	Organization and Standing. It has been duly organized and validly exists.

b.
Power and Authority.  It has the full power and authority to carry on its business as it is now being conducted and to carry out the transactions contemplated by this Agreement; and the execution of and performance by it under this Agreement and the other documents to be delivered as part of the transactions contemplated hereby have been properly authorized.

c.
No Conflict.  Neither the execution and delivery of this Agreement and the other documents executed or required to be executed hereunder nor the consummation of the transactions contemplated hereby or thereby will violate, breach, be in conflict with, or constitute a default under, or permit the termination or acceleration of the maturity of, or result in the imposition of any lien, claim, or encumbrance upon any of its assets pursuant to the terms of any note, bond, mortgage, deed of trust, loan, lease, other arrangement, agreement, or instrument or any judgment, order, injunction, or decree to which it is a party or by which it or its property or any of is assets is bound or subject.

d.
Binding Effect.  This Agreement and each of the documents to be executed and delivered pursuant to the transactions contemplated hereby are, or when executed and delivered against the consideration to be received therefor will be, legal, valid, and binding obligations, enforceable in accordance with their terms.

e.
Consents. No consent of any party (excluding any consent that may be required by AmerAlia, Holdings, or Soda and which is provided herewith) is necessary for the consummation of the transactions contemplated hereby.

f.
Expenses.  Each party will pay all its expenses and costs, including fees of legal counsel and accountants, incurred in connection with the execution and delivery of, and performance by it under, this Agreement.

2.             Purchase and Sale.   Subject to the terms and conditions contained herein, effective October 31, 2007 Sentient LP purchases from Soda the Soda Series A Debenture and the Soda Series A Interest and effective October 31, 2007 Soda sells, assigns, transfers and delivers to Sentient LP the Soda Series A Debenture and the Soda Series A Interest, free and clear of all liens, pledges, charges or encumbrances of any nature. Sentient LP has paid or shall pay Soda the purchase price of One Million Twenty One Thousand Two Hundred Fifteen and 75/100 Dollars ($1,021,215.75) in consideration for the transfer of the Soda Series A Debenture and the Soda Series A Interest.

3.             Additional Representations, Warranties, and Covenants.

a.	AmerAlia. AmerAlia represents, warrants and agrees as follows:

i.
Pursuant to any limitations on the transfer contained in the Securityholder Agreement dated March 19, 2004, by and among AmerAlia, Soda, Holdings and Sentient LP’s predecessors in interest, AmerAlia consents to the transfer of the Soda Series A Debenture and the Soda Series A Interest to Sentient LP.

b.	Soda. Soda represents, warrants and agrees as follows:

i.	Soda owns the Soda Series A Debenture with all interest thereon free and clear of all liens, claims and encumbrances.

ii.	Soda will use the proceeds of the purchase solely for additional working capital and for no other purpose.

iii.
Soda will hold any payments it receives from or on behalf of Holdings on the Soda Series A Debentures or the Soda Series A Interest in trust for the benefit of Sentient LP and such amounts will be promptly paid to Sentient LP.

iv.
Pursuant to any limitations on the transfer contained in the Securityholder Agreement dated March 19, 2004, by and among AmerAlia, Soda, Holdings and Sentient LP’s predecessors in interest, Soda consents to the transfer of the Soda Series A Debenture and the Soda Series A Interest to Sentient LP.

c.	Holdings. Holdings represents and warrants to Sentient LP as follows:

i.
The obligations purchased by Sentient LP, i.e., the Soda Series A Debenture and the Soda Series A Interest have been transferred to Sentient LP and are registered on Holdings’ books and records (noted as owned by Sentient LP) so that interest accrued and paid thereon (as provided in the Series A Debentures) will qualify as “portfolio interest” obligation within the meaning of Section 871(h) of the Internal Revenue Code of 1986, as amended. Since the Series A Debentures are registered with the Maker as to both the principal amount and any interest payable thereunder and may be transferred by the Holder to any third person only by surrendering the original note to the Maker and the issuance by the Maker of a new obligation to the transferee, as required under Section 1.871-14(c) of the Treasury Regulations promulgated under the United States Internal Revenue Code.

ii.
Holdings has no defense to the payment of principal of and interest on any of its Series A Debentures, and any defenses and counterclaims to the enforcement of the Series A Debentures are hereby waived and released by Holdings which agrees not to assert such defenses against Sentient LP or any affiliate. The consideration for this waiver and release is acknowledged to include, but not be limited to, the fact that Soda, which is partially owned by Holdings, will receive cash as a result of the transactions contemplated by this Agreement.

iii.
Pursuant to any limitations on the transfer contained in the Securityholder Agreement dated March 19, 2004, by and among AmerAlia, Soda, Holdings and Sentient LP’s predecessors in interest, Holdings consents to the transfer of the Soda Series A Debenture and the Soda Series A Interest to Sentient LP.

d.	Joint Representations and Warranties. AmerAlia and Holdings represent and warrant to Sentient LP (and its affiliates) that:

i.
Each of them has delivered to Sentient LP (A) the unaudited financial statements for AmerAlia & Subsidiaries,  consolidated Balance Sheets and Income Statements for the years ended June 30, 2006 and June 30, 2007 and for the Quarters ended September 30, and December 31, 2007, and (B) for each of (i) AmerAlia, Inc., (ii) Natural Soda Holdings, Inc., and (iii) Natural Soda, Inc. Balance Sheets and Income Statements for the years ended June 30, 2006 and June 30, 2007 and for the Quarters ended September 30, and December 31, 2007 (collectively (A) and (B) are referred to herein as the “Unaudited Statements”). In all material respects, the Unaudited Statements: (i)  are true, accurate and complete, (ii) have been prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements), and (iii) present fairly the financial position and results of operations, cash flows and of changes in stockholders’ equity as of the dates and for the periods indicated, subject to normal year-end audit adjustments, which taken together are not material in amount (with materiality defined as $50,000 individually or in the aggregate).

ii.	Except as disclosed herein, none of the assets of Soda have been paid to or for the benefit of AmerAlia, Holdings, Robert van Mourik or Bill H. Gunn.

iii.
Each has disclosed all material facts related to AmerAlia, Holdings, Soda, and any of the debentures issued by Holdings, and has not failed to disclose to Sentient LP any material fact necessary to prevent what has been disclosed to Sentient LP from being misleading.

iv.	There are no defenses or counterclaims to the enforcement of the Soda Series A Debenture and AmerAlia, Holdings and Soda hereby waive and release any such defense or counterclaims that may exist.

v.
Neither of them has any claim, counterclaim, offset, or other right that it could possibly assert against Sentient LP, or any investor, partner, agent, officer, director, trustee, agent or other representative of  Sentient LP, or any entity or person affiliated with them.

4.             Mutual Covenants.  For the benefit of each other, AmerAlia, Holdings, Soda and Sentient LP, covenant, promise, and agree that:

a.
Further Assurances.  From time to time, at the request of the other party, he or it will, without further consideration, execute and deliver such further instruments of conveyance, assignment, and transfer, assumption, or agreement to perform and discharge, pay, encumber or indemnify, as appropriate, in order to more effectively convey and transfer the Soda Series A Debenture and the Soda Series A Interest to Sentient LP.

b.
Expenses.  Each party will pay all his or its expenses and costs, including fees of legal counsel and accountants, incurred in connection with the execution and delivery of, and performance by it under, this Agreement.

c.
Indemnification.  AmerAlia and Holdings jointly and severally, will indemnify and hold harmless Sentient LP and its affiliates against any and all liabilities, obligations, damages, or deficiencies resulting from any omission, misrepresentation, breach of warranty, or non-fulfillment of any agreement contained in this Agreement or in any instrument, certificate, document or agreement to be delivered as the result of the transactions contemplated hereby.  Those matters are hereinafter referred to as claims.  The party entitled to indemnification is referred to herein as the “indemnified party” and the party obligated to provide indemnification is referred to herein as the “indemnifying party.”

An indemnified party shall promptly advise an indemnifying party of the existence of any claim promptly after becoming aware of such claim. Thereafter the indemnifying party may notify the indemnified party in writing of an intention and agreement to undertake the defense, settlement or other resolution of the claim.  If that happens, the indemnified party shall cooperate with the indemnifying party; provided, however, (i) any expenses reasonably incurred by the indemnified party shall be paid by the indemnifying party, and (ii) if reasonably requested by the indemnified party, the indemnifying party shall provide satisfactory assurances of its ability to resolve the claim including but not limited to providing evidence of sufficient funds available to satisfy the claim.

If the indemnifying party fails to provide the written notice and agreement described above, within ten days after notice of a claim from the indemnified party or if the indemnifying party fails to pay the expenses of or to provide assurances to the indemnified party as required above, the indemnified party may defend, settle, compromise or otherwise resolve the claim and the indemnifying party shall be responsible for damages, deficiencies, costs, expenses (including legal fees, costs and other expenses) incurred by the indemnified party in connection therewith.

5.             Ancillary Documents. AmerAlia, Holdings and Soda have delivered to Sentient LP the following documents:

a.	Original Series A Debenture issued to Soda registered in the name of Sentient LP.

b.	The Unaudited Financial Statements.

c.	A fully executed General Release (in the form attached as Exhibit A) signed by AmerAlia, Soda, Holdings, Bill H. Gunn and Robert Van Mourik for the benefit of Sentient LP and their affiliates.

d.
Copies of resolutions of the Boards of Directors of AmerAlia, Holdings and Soda approving the execution and delivery of this Agreement, the General Release, and any other document, certificate or instruction contemplated by this Agreement.

6.             Miscellaneous.

a.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

b.	Entire Agreement. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior understandings, oral and written.

c.
Waiver and Modification.  No waiver or modification of any term of this Agreement shall be enforceable unless it is in writing, signed by or on behalf of the party against whom such waiver or modification is asserted.

d.
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute but one agreement.  The parties agree that the documents being executed and faxed or sent by email to each other, followed by mailing of the executed originals by mail within three (3) business days.

e.
Survival.  The representations, warranties and covenants contained in this Agreement shall survive the closing and payment of the purchase price and shall have full force and effect regardless of any investigation by or on behalf of any party hereto.

f.
Attorney's Fees. If either party is required to engage in any proceedings, legal or otherwise, to enforce its rights under this Agreement, the prevailing party shall be entitled to recover from the other, in addition to any other sums due, the attorneys' fees, costs and disbursements involved in said proceedings.

g.
Dispute Resolution.  Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Denver, Colorado, before three arbitrators. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.  The arbitrator shall, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration pursuant to the arbitration clause set forth above. Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this Clause may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.

h.	No Finder. No agent, broker or similar person is or will be entitled to any broker's or finder's fee in connection with the transaction contemplated by this Agreement.

i.
Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns, provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

j.
Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

k.
Notices.   All notices, tender, delivery or other communications to be given shall be in writing and shall be deemed to be properly given if delivered, mailed or sent by wire or other telegraphic communication in the manner provided in this section,

If to Sentient LP:	If to AmerAlia, Holdings or Soda:

Sentient USA Resources Fund, L.P.	c/o AmerAlia, Inc.
c/o Sentient Executive MLP 1, Limited	Attn: Chairman
P.O. Box 10795, George Town	9233 Park Meadows Drive
Grand Cayman KY1-1007	Lone Tree, CO 80124
Cayman Islands, BWI

With copies to (which shall not constitute notice):	With copies to (which shall not constitute notice):

Gregory A. Smith, Esq.	Michael Weiner, Esq.
Quinn & Brooks LLP	Holland & Hart LLP
9800 Mt. Pyramid Ct., Suite 400	8390 East Crescent Parkway
Englewood, Colorado 80112	Suite 400
Greenwood Village, CO 80211

Any party may change that party's address for these purposes by giving written notice of the change to the other party in the manner provided in this section. If sent by mail, any notice, delivery, or other communication shall be effective or deemed to have been given two (2) days after it has been deposited in the United States mail, duly registered or certified, with postage prepaid, and addressed as set forth above.  If sent by wire or other form of telegraphic communication, including facsimile transmission, or if delivered by courier or personal service, any notice, delivery or other communication shall be effective or deemed to have been given upon receipt.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date and year described above, notwithstanding the actual date of execution.

AMERALIA, INC		NATURAL SODA HOLDINGS, INC.

By:	/s/ Bill H. Gunn	By:	/s/ Bill H. Gunn
Name:	Bill H. Gunn	Name:	Bill H. Gunn
Title:	President	Title:	President

NATURAL SODA, INC.		SENTIENT USA RESOURCES FUND, L.P.

		By:	Sentient Executive MLP 1, Limited, General Partner

By:	/s/ Bill H. Gunn	By:	/s/ Peter J. Cassidy
Name:	Bill H. Gunn	Name:	Peter J. Cassidy
Title:	President	Title:	Director

 Exhibit A

GENERAL RELEASE

This General Release (“General Release”) is being executed and delivered on May 27, 2008 to be effective as of December  31, 2007, by and among AmerAlia, Inc., a Utah corporation (“AmerAlia”), Natural Soda Holdings, Inc., a Colorado corporation (“NSHI”), Natural Soda, Inc., a Colorado corporation (“NSI”), Robert van Mourik (“van Mourik”), and Bill H. Gunn (“Gunn”)(AmerAlia, NSHI, NSI, van Mourik and Gunn are referred to herein as the “AmerAlia Parties”) and is for the benefit of Sentient Global Resources Fund I, LP (“Fund I”), Sentient Global Resource Trust No. I (“Trust I”), Sentient USA Resources Fund, L.P. (“Sentient LP ”), Sentient USA Resources Fund II, L.P. (“Sentient II LP”) (Sentient LP, Trust I, Fund I, and Sentient II LP are referred to herein as the “Sentient Parties”).

Recitals

WHEREAS, Sentient LP’s predecessors in interest (Fund I and Trust I) purchased several million dollars worth of secured debentures from NSHI, the payment of which was guaranteed by NSI;

WHEREAS, Sentient LP has converted some of the secured debentures into 53.5% of the capital stock of NSI;

WHEREAS, Sentient II LP has acquired from the Jacqueline Badgers Mars Trust, shares of AmerAlia and several unsecured promissory notes or debentures issued by AmerAlia and/or NSHI;

WHEREAS, Sentient LP and Sentient II LP have had discussions with AmerAlia, NSHI and NSI concerning a restructuring of all the secured and unsecured debt owed by AmerAlia and NSHI and the equity of NSI owned by Sentient LP and Sentient II LP, but the inability of AmerAlia to complete the audits of its books for the prior two fiscal year and to make filings required by the United States Securities and Exchange Commission have prevented those discussions from proceeding;

WHEREAS, AmerAlia and NSI have asked Sentient LP to provide NSI with additional funds so that it can increase its working capital and Sentient LP is willing to purchase the Secured Series A 10% Debentures Due September 30, 2005 together with interest thereon owned by NSI, pursuant to the terms of a Debenture Purchase Agreement (the “Purchase Agreement”);

WHEREAS, Sentient LP does not want to close the Purchase Agreement and then find out that one or more of the AmerAlia parties has claims he or it believes can be asserted against Sentient LP or any of its affiliates and has agreed to close the Purchase Agreement only if this General Release is executed and delivered;

WHEREAS, van Mourik and Gunn have a substantial financial interest in having AmerAlia survive as each claims he is owed substantial amounts by AmerAlia, each owns stock of AmerAlia, and each claims to have options to acquire additional shares of stock of AmerAlia and each will indirectly benefit from the closing of the Purchase Agreement;

WHEREAS, the AmerAlia Parties intend to waive and release all claims they or any of them has against the  Sentient Parties and the AmerAlia Parties; and

WHEREAS, notwithstanding the provisions of the preceding Recital, the parties to this General Release do not intend to release any of the Retained Rights (defined below).

Agreement

In consideration of the recitals, the covenants contained herein and in the Purchase Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), the parties hereby covenant and agree as follows:

1.	Releases; Retained Rights.

(a)           Except for the Retained Rights, the AmerAlia Parties for themselves and each person under AmerAlia Parties’ direct or indirect control, hereby generally, irrevocably, unconditionally and completely release and forever discharge each of the Sentient Parties and each of their Associated Parties (specifically including, but not limited to, Peter Cassidy, Mark Jackson, Sentient Resources USA, Inc., and Sentient Asset Management USA, Inc.) from, and the AmerAlia Parties hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims.

(b)           Except for the Retained Rights, van Mourik and Gunn for themselves and each person under the each of their direct or indirect control, hereby generally, irrevocably, unconditionally and completely release and forever discharge each of AmerAlia, NSHI and NSI and each of their Associated Parties from, and van Mourik and Gunn hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims.

(c)           AmerAlia, NSHI, NSI, van Mourik and Gunn each generally, irrevocably, unconditionally and completely release, waive, and relinquish any and all rights of contribution, exoneration or any other similar right or claim to cause AmerAlia, NSHI, or NSI to pay or reimburse any amounts owed by AmerAlia, NSHI, NSI, van Mourik or Gunn to any of the Sentient Parties or any of their Associated Parties as a result of this Release.

(d)           Nothing in this General Release, including the releases set forth in Sections 1(a), 1(b) and 1(c) above, is intended to or shall be construed as a release, acquittal, discharge, covenant not to sue or indemnity of any and all claims related to or arising from the Retained Rights.

2.	Definitions.

(a)           The term “Associated Parties” when used herein shall mean and include:  (i) the named party’s predecessors, successors, executors, administrators, heirs and estate; (ii) the named party’s past, present and future assigns, shareholders, direct and indirect parents, subsidiaries and affiliates, and all of their officers, directors, attorneys or legal representatives, agents and representatives; (iii) each entity that the named party has the power to bind (by the named party’s acts or signature) or over which the named party directly or indirectly exercises control; and (iv) each entity of which the named party owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

(b)           The term “Claims” shall mean and include all past, present and future disputes, claims, controversies, demands, rights, rights to appeal, liens, allegations, obligations, liabilities, actions and causes of action of every kind and nature (whether in law or equity), including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in Releasor’s capacity as a stockholder, director, officer or employee or in any other capacity; and (iii) any claim, counterclaim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

(c)           The term “Releasee” means each party named in Section 1 as being generally, irrevocably, unconditionally and completely released and forever discharged.

(d)           The term “Released Claims” shall mean and include each and every Claim that (i) Releasor or any person under the direct or indirect control of the Releasor may have had in the past, may now have or may have in the future against any of the Releasees or any Associated Party of the Releasee, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release. Notwithstanding the breadth of the definition of Claims and Released Claims, the parties do not intend to include any of the Retained Rights as part of the Released Claims.

(e)           The term “Releasor” means each party named in Section 1 as generally, irrevocably, unconditionally and completely releasing and forever discharging one or more Releasees.

(f)            The term “Retained Rights” shall mean and include: (i) any rights or obligations arising under this General Release, (ii) any rights or obligations arising under the Purchase Agreement, (iii) rights under the Collateral Holding and Liquidation Agreement, (iv) rights under the Securityholders Agreement (v) rights of indemnification under AmerAlia’s, NSHI’s and NSI’s charter documents and (vi) rights under the stock options and written obligations reflected on the financial statements of AmerAlia, NSHI and NSI which have been delivered to the Sentient Parties prior to the execution and delivery of this Release (e.g., rights as holders of debentures, notes, stock options and accrued but unpaid compensation).  The parties have agreed that if Sentient or any of its affiliates pursues any claim against one or more of the AmerAlia Parties then this release shall not be enforceable against the person against which the claim is filed; excluding any claim to protect, foreclose, acquire possession of, or otherwise realize the benefits of any collateral for any obligations owed to any Sentient Party or its predecessor in interest and any party for whom a Sentient Party acts as a collateral or disbursing agent.

3.             Representations and Warranties.  Each Releasor represents and warrants that:

(a)           No promise, representation, inducement, or agreement that is not expressed in this General Release has been made to any of the Releasors; none of the Releasors is relying on any promise, representation, inducement, or agreement in entering into this General Release except as expressly set forth in this General Release; and each of the Releasors has consulted with counsel of its own choosing prior to entering into this General Release and knowingly and freely enters this General Release without duress;

(b)           Releasor has not assigned, transferred, conveyed or otherwise disposed of any of its Released Claims against any of the Releasees, or any direct or indirect interest in any such Released Claims, in whole or in part;

(c)           to the best of the Releasor’s knowledge, no other person or entity has any interest in any of its Released Claims;

(d)           no person under the direct or indirect control of Releasor has or had any Claim against any of its Releasees or their Associated Parties;

(e)           no person under the direct or indirect control of Releasor will in the future have any Claim against its Releasees or their Associated Parties that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

(f)            this General Release has been duly and validly executed and delivered by Releasor;

(g)           this General Release is a valid and binding obligation of the Releasor and persons under its direct or indirect control, and is enforceable against Releasor and each person under the Releasor’s control in accordance with its terms;

(h)           there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Releasor, threatened against Releasor or any person under Releasor’s direct or indirect control that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by Releasor under this General Release;

(i)            neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which Releasor or any person under Releasor’s direct or indirect control is a party or by which Releasor or any person under Releasor’s direct or indirect control is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or any person under Releasor’s direct or indirect control is subject; and

(j)            the persons executing this General Release on behalf of the Releasors have full and complete authority to do so, and to make and give the promises, releases and covenants set forth in this General Release and no authorization, instruction, consent or approval of any person or entity is required to be obtained by Releasor or any person under Releasor’s direct or indirect control in connection with the execution and delivery of this General Release or the performance hereof.

4.             Indemnification.  Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Releasor, severally, shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys’ fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by Releasor or any of Releasor’s Associated Parties.

5.             Miscellaneous.

(a)           This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between the Releasor and any of the Releasees relating to the subject matter hereof.  No modification of this General Release shall be binding, unless evidenced in writing and signed by an authorized representative of the person against which such modification is being asserted.  No breach of any provision of this General Release can be waived except in writing.  Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provisions hereof.

(b)           If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release.  Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

(c)           This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of Colorado (without giving effect to principles of conflicts of laws).

(d)           Any dispute, controversy, or claim arising under this General Release, including alleged breaches hereof and defaults hereunder, shall be resolved by arbitration in accordance with the comprehensive arbitration rules and procedures of JAMS then in effect.  Arbitration proceedings shall be held in Denver, Colorado, or some other mutually acceptable location, and arbitration awards may be enforced in any court of competent jurisdiction.  Arbitration shall be conducted by a single arbitrator selected by the parties who shall be qualified by training and experience to pass upon the matter of the dispute and shall not have to power to add to, ignore or modify any term or condition of this Agreement.  In the event the parties are unable to agree upon a single arbitrator within a thirty (30) day period, the arbitrator shall be selected by JAMS. The arbitration decision shall not go beyond what is necessary for the interpretation and application of this Agreement and shall be in writing and shall set forth findings of fact and conclusions of law, as appropriate, supported by a reasoned opinion.  The cost of such arbitration shall be borne as determined by the arbitrator; provided however, each party shall bear the costs of preparing and presenting its own case.

(e)           This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

(f)            Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

(g)           If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by Releasor or any Releasee, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

(h)           This General Release shall inure to the benefit of the Releasees and their Associated Parties, their successors, representatives, agents, officers, directors, employees and assigns and shall be effective with respect to, and binding upon and enforceable against the Releasors and their Associated Parties.

(i)            Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(j)            Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

(k)           As used in this General Release, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties have caused this General Release to be executed as of the date first above written.

AMERALIA, INC		NATURAL SODA HOLDINGS, INC.

By:		By:
Name:		Name:
Title:		Title:

NATURAL SODA, INC.		SENTIENT USA RESOURCES FUND II, L.P.

		By:	Sentient Executive MLP 1, Limited, General Partner

By:		By:
Name:		Name:
Title:		Title:

SENTIENT USA RESOURCES FUND, L.P.

By:	Sentient Executive MLP 1, Limited, General Partner

By:
Name:
Title:

	Robert van Mourik, individually		Bill H. Gunn, individually